Exhibit 99.2

February 9, 2018

Board of Directors

InfoSonics Corporation

4435 Eastgate Mall, Suite 320

San Diego, CA 92121

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated January 15, 2018, to the Board of Directors of InfoSonics Corporation (“InfoSonics”) as Annex D to, and references thereto under the headings “SUMMARY—Opinion of Stout Risius Ross, LLC.” and “THE MERGER—Opinion of Stout Risius Ross, LLC” in, the proxy statement/prospectus relating to the proposed transaction involving InfoSonics and Cooltech Holding Corp. (“Cooltech”), which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of InfoSonics Corporation (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

Stout Risius Ross, LLC